ALLONGE TO SECURITY DEED NOTE
(Riverside)

This Allonge to Security Deed Note (“Allonge”) is made as of this 10th day of January, 2012, by and G&E HC REIT II Covington SNF, LLC, a Delaware limited liability company (“Borrower”) to Capital Funding, LLC (“Lender”).

WHEREAS, West Street Associates, L.P., a Georgia limited partnership (“Original Borrower”) signed a Security Deed Note dated July 1, 2010 (the “Note”) in the original principal amount of $11,617,300.00; and

WHEREAS, pursuant to an Assumption, Modification and Release Agreement dated of even date herewith (the “Assumption Agreement”), Borrower has assumed the Note from the Original Borrower and the Borrower desires to enter into this Allonge to reflect such assumption.

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the parties hereto agree as follows:

(1) The said Note is hereby amended to substitute the Borrower for the Original Borrower under the Note. Said Borrower shall assume all liability under the Note arising as of the date hereof and the Original Borrower shall be released from liability under the Note as provided in the Assumption Agreement.

(2) Except as expressly amended hereby, the Note shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, this Allonge to Security Deed Note is made as of the day and year first written above.

G&E HC REIT II Covington SNF, LLC, a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Authorized Signatory